Exhibit 10.2

IN THE FIRST CIRCUIT COURT FOR DAVIDSON COUNTY

TWENTIETH JUDICIAL DISTRICT AT NASHVILLE

STATE OF TENNESSEE, ex rel. ROBERT E. COOPER, JR., ATTORNEY GENERAL and REPORTER, Plaintiff, v. SKECHERS USA, INC., d/b/a SKECHERS, a Delaware corporation, Defendant.	) ) ) ) ) ) ) ) ) ) ) ) )	No. 12C1966

AGREED FINAL JUDGMENT

INTRODUCTION

1. The Plaintiff, the State of Tennessee, by and through Robert E. Cooper, Jr., the Attorney General (“Plaintiff”), at the request of Gary Cordell, the Director of the Division of Consumer Affairs, and Skechers USA, Inc., (“Defendant”), as evidenced by the signatures below, do consent to the entry of this Judgment and its provisions. This Agreed Final Judgment (hereinafter also referred to as this “Judgment”) is part of a larger forty-five member multistate action1 and is being filed in concert with consent judgments in those jurisdictions as well as a stipulated judgment reached with the Federal Trade Commission.

[1]	The multistate action consists of Attorneys General from the states of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Vermont, Virginia, Washington, West Virginia, and Wisconsin. The State of Hawaii is represented by the State of Hawaii Office of Consumer Protection and the State of Georgia is represented by the Georgia Governor’s Office of Consumer Protection.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED:

2. After engaging in settlement discussions, the Defendant, without admitting any liability or wrongdoing, agrees to the entry of this Judgment. The Defendant states that it does so solely to avoid the time, further expense, inconvenience, and interference with its business operations associated with litigation. Nothing in this Judgment shall constitute an admission of the Defendant’s liability or be used as evidence of the Defendant’s liability.

3. The Defendant hereby accepts and expressly waives any defect in connection with the service of process of the Summons and Complaint in this matter. The Defendant expressly waives notice of the Plaintiff’s intention to file an action.

4. This Judgment is entered into by the Defendant as its own free and voluntary act and with full knowledge and understanding of the nature of the proceedings and the obligations and duties imposed upon it by this Judgment, and it consents to its entry without further notice, and avers that no offers, agreements or inducements of any nature whatsoever have been made to it by the Plaintiff or their attorneys or any State employee to procure this Judgment.

5. The Defendant has, by signature of counsel hereto, waived any right to add, alter, amend, appeal, petition for certiorari, or move to reargue or rehear or be heard in connection with any judicial proceeding concerning the entry of this Judgment and any and all challenges in law or equity to the entry of the Judgment by the courts. If the Court elects to hold any hearing on this Judgment, a representative of the Attorney General’s office will briefly summarize the settlement for the Court. The Defendant agrees to support the Judgment and its terms at any such hearing for approval.

6. In the event the Court shall not approve this Judgment, this Judgment shall be of no force and effect against either party, the parties will revert to their respective positions immediately prior to reaching the settlement giving rise to this Judgment, and to the extent consistent with state law, no documents or communications related to the settlement shall have any effect or be admissible in evidence for any purpose in this litigation or in any other proceeding.

DEFINITIONS

7. Unless otherwise specified, the following definitions shall be used in this Judgment:

(A)	“Adequate and well-controlled human clinical study” means a clinical study that is randomized, controlled (including, but not limited to, controlled for dietary intake if testing for weight loss or a reduction in body fat), blinded to the maximum extent practicable, uses an appropriate measurement tool or tools, and is conducted impartially by persons qualified by training and experience to conduct and measure compliance with such a study.

(B)	“Consumer Law” means the Tennessee Consumer Protection Act of 1977, Tennessee Code Annotated § 47-18-101 et seq. and any of its amendments.

(C)	“Covered Product” means Skechers Toning Footwear, and any other Skechers footwear product that purports to improve or increase muscle tone, muscle strength, muscle activation, overall circulation, or aerobic conditioning, and/or that purports to result in increased calorie burn, weight loss, loss of body fat, or improvement or reduction in body composition.

(D)	“Covered Conduct” means the statements or representations made by Defendant, directly or through any third-party on behalf of Defendant, about the benefits, characteristics, or effects of Skechers Toning Footwear that are expressly subject to the Permanent Injunction provisions contained in Paragraph 16(C)-(G) of this Judgment.

(E)	“Defendant” means Skechers USA, Inc., doing business as Skechers, and its successors and assigns.

(F)	“Effective Date” means the date on which a copy of this Judgment, duly executed by Skechers USA, Inc. and by the Plaintiff is approved by, and becomes a judgment of the Court.

(G)	“Family Member” or “Familial Relationship” means a spouse, mother, father, grandmother, grandfather, son, daughter, brother, sister, grandson, granddaughter, uncle, aunt, or a spouse’s mother, father, grandmother, grandfather, son (if different from above), daughter (if different from above), brother, sister, grandson (if different from above), granddaughter (if different from above), uncle (if different from above), and aunt (if different from above).

(H)	“Including” in this Judgment means including without limitation.

(I)	“Multistate Executive Committee” means the Attorney General Offices, and their representatives, from the States of Arizona, Illinois, Maryland, Ohio, South Carolina, Tennessee, Washington, and Wisconsin.

(J)	“Multistate Working Group” means the Attorney General Offices, and their representatives, from the States of Alabama, Alaska, Arizona,

Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Vermont, Virginia, Washington, West Virginia, and Wisconsin.[2]

(K)	“Skechers Toning Footwear” means, collectively, Shape-ups, Resistance Runner, Shape-ups Toners, and Tone-ups.

JURISDICTION

8. Jurisdiction of this Court over the subject matter and over the Defendant for the purpose of entering into and enforcing this Judgment is admitted. Jurisdiction is retained by this Court for the purpose of enabling the Plaintiff to apply to this Court for such further judgments and directions as may be necessary or appropriate for the construction, modification or execution of this Judgment, including the enforcement of compliance therewith and remedies, penalties and sanctions for violation thereof. The Defendant agrees to pay all applicable court costs and attorneys’ fees that are ordered by the Court in connection with any successful petition to enforce any provision of this Judgment against the Defendant.

[2]	The State of Hawaii is represented by the State of Hawaii Office of Consumer Protection and the State of Georgia is represented by the Georgia Governor’s Office of Consumer Protection.

VENUE

9. Pursuant to Tennessee Code Annotated § 47-18-108(a)(3), venue as to all matters between the parties relating hereto or arising out of this Judgment shall be in Davidson County, Tennessee.

DEFENDANT

10. The Defendant warrants and represents that it is the proper party to this Judgment.

11. The Defendant represents and warrants that signatories to this Judgment have authority to act for and bind the Defendant.

12. Beginning in 2008 and continuing into the present, the Defendant marketed and sold Skechers Toning Footwear nationwide including in Davidson County, Tennessee. At all times relevant hereto, the Defendant engaged in trade affecting consumers in the State of Tennessee including, but not limited to, Davidson County.

13. The Defendant acknowledges that it understands that the Plaintiff and this Court expressly rely upon all representations and warranties in this Judgment. The Defendant further acknowledges and understands that if the Defendant makes any false or deceptive representation or warranty, the Plaintiff has the right to move that the Defendant making such false, or deceptive representation(s) or warranty(ies) be held in contempt and to seek sanctions and remedies under any other law, regulation or rule, together with any and all such other sanctions, remedies or relief as may be available to the Plaintiff in law or equity, if the Plaintiff so elects.

PLAINTIFF

14. The Plaintiff has commenced this action pursuant to the Tennessee Consumer Protection Act. The Plaintiff is appearing by and through its attorneys Robert E. Cooper, Jr., and Brant Harrell.

APPLICATION OF JUDGMENT

15. Unless otherwise expressly stated, the Defendant agrees that the duties, responsibilities, burdens and obligations it is undertaking pursuant to this Judgment shall apply to the Defendant, as defined above.

PERMANENT INJUNCTION

16. The Defendant, directly or through any corporation, partnership, subsidiary, division, trade name, or other device, and its officers, agents, servants, representatives, employees, and all persons or entities in active concert or participation with them who receive actual notice of this Judgment, by personal service or otherwise, in connection with the manufacturing, labeling, advertising, promotion, offering for sale, sale, or distribution of any Covered Product in or affecting trade or commerce:

Compliance with State Consumer Laws

(A)	Shall be permanently restrained and enjoined from engaging, or assisting others in engaging, in any unfair or deceptive acts or practices in the conduct of trade or commerce or its business and shall fully abide by all provisions of the Consumer Law which prohibit any and all unfair and/or deceptive acts or practices.

(B)	Shall be permanently restrained and enjoined from making, or assisting others in making, any statement or representation that goods or services have uses or benefits that they do not have.

Prohibited Representations: Strengthening Claims

(C)	Shall be permanently restrained and enjoined from making, or assisting others in making, directly or by implication, including through the use of a product name, endorsement, depiction, or illustration, any representation that such Covered Product is effective in strengthening muscles unless the representation is non-misleading and non-deceptive, and, at the time of making such representation, the Defendant possesses and relies upon competent and reliable scientific evidence that substantiates that the representation is true. For purposes of this Paragraph 16(C), competent and reliable scientific evidence shall consist of at least one adequate and well-controlled human clinical study of the Covered Product that conforms to acceptable designs and protocols, is of at least six-weeks duration, and the result of which, when considered in light of the entire body of relevant and reliable scientific evidence, is sufficient to substantiate that the representation is true.

Prohibited Representations: Weight Loss Claims

(D)

Shall be permanently restrained and enjoined from making, or assisting others in making, directly or by implication, including through the use of a product name, endorsement, depiction, or illustration, any representation that such Covered Product causes weight loss unless the representation is non-misleading and non-deceptive, and, at the time of making such representation, Defendant possesses and relies upon competent and reliable scientific evidence that substantiates that the representation is true. For purposes of this Paragraph 16(D), competent and reliable scientific evidence shall consist of at least two adequate and well-controlled human clinical studies of the Covered Product, conducted by different researchers, independently of each other, that conform to acceptable designs and protocols and whose results, when considered in light of the entire body of relevant and reliable scientific evidence, are sufficient to substantiate that the representation is true.

Prohibited Representations: Other Health or Fitness-Related Claims

(E)	Shall be permanently restrained and enjoined from making, or assisting others in making, directly or by implication, including through the use of a product name, endorsement, depiction, or illustration, any representation, other than representations covered under Paragraph 16(C) and/or Paragraph 16(D) of this Judgment, about the health or fitness benefits of any Covered Product including, but not limited to, representations regarding caloric expenditure, calorie burn, blood circulation, aerobic conditioning, muscle tone, and muscle activation, unless the representation is non-misleading and non-deceptive and, at the time of making such representation, the Defendant possesses and relies upon competent and reliable scientific evidence that is sufficient in quality and quantity based on standards generally accepted in the relevant scientific fields, when considered in light of the entire body of relevant and reliable scientific evidence, to substantiate that the representation is true. For purposes of this Paragraph 16(E), competent and reliable scientific evidence means tests, analyses, research, or studies that have been conducted and evaluated in an objective manner by qualified persons and are generally accepted in the profession to yield accurate and reliable results.

Prohibited Representations: Tests or Studies

(F)	Shall be permanently restrained and enjoined from misrepresenting, or assisting others in misrepresenting, in any manner, directly or by implication, including through the use of any product name, endorsement, depiction, or illustration, the existence, contents, validity, results, conclusions, or interpretations of any test, study, or research including, but not limited to, misrepresenting that wearing any Covered Product will result in a quantified percentage or an amount of muscle activation, toning, strengthening, calorie burn, caloric expenditure, or weight loss.

Disclosure of Material Connections to Studies in Advertisements

(G)

Shall, whenever it refers to any study in advertisements, marketing materials, or elsewhere to promote its Covered Products, clearly and conspicuously disclose in such advertisements, marketing materials, or elsewhere to promote its Covered Products any material connections between the study’s authors or supervising researchers and the Defendant that consumers would find relevant in assessing the accuracy of a study such as any conflict of interest, including the fact that the author, supervising researcher, or a Family Member was compensated by or on behalf of the Defendant, or any Familial Relationship between a study’s author or supervising researcher and a director, officer, or an employee (but only if the employee has primary responsibility with respect to the Covered Product) of the Defendant. For purposes of this Paragraph 16(G), “clearly and conspicuously,” when referring to a statement or disclosure, shall mean that such statement or disclosure is disclosed in such size, color, contrast, location, duration, and audibility that it is readily noticeable, readable and understandable. A statement may not contradict or be inconsistent with any other information with which it is presented. If a statement modifies, explains, or clarifies other information with which it is presented, it must be presented in proximity to the information it modifies, in a manner readily noticeable, readable, and understandable, and it must not be obscured in any manner. Audio disclosure shall be delivered in a volume and cadence sufficient for a consumer to hear and comprehend it. Visual disclosure shall be of a size and shade and appear on the screen for a duration sufficient for a consumer to read and comprehend it. In a print advertisement or promotional material, including, but without limitation, point of sale display or brochure materials directed to consumers, the disclosures shall be in a type size and location sufficiently noticeable for a consumer to read and comprehend it, in a print that contrasts with the background against which it appears.

17. Unless otherwise expressly stated, the preceding injunctive provisions (16(A)-(G)) shall take effect on the Effective Date. No cost bond shall be required for the injunction.

CONSUMER PAYMENTS

18. Consumer payments shall be made and distributed pursuant to the Federal Trade Commission’s Stipulated Final Judgment and Order for Permanent Injunction and Other Equitable Relief, which sets forth Forty Million Dollars ($40,000,000) in the aggregate for available funds for this purpose less administrative expenses associated with the claims procedure. The Defendant shall include a requirement in the Class Action Settlement Agreement for the Class Action Settlement Administrator to provide to Plaintiff, within thirty (30) days of delivery of consumer payments pursuant to the consumer payments program by the Class Action Settlement Administrator, an electronically searchable alphabetical list of consumers who reside in this state who have made claims out of the proposed consumer payments fund, the consumer’s contact information, and the amount paid to those consumers.

COMPLIANCE REPORTING

19. For a period of three (3) years from the date of entry of this Judgment, the Defendant shall notify the Plaintiff of any changes in the corporate structure of the Defendant or any business entity that the Defendant directly or indirectly controls, or has an ownership interest in, that may affect compliance obligations arising under this Judgment, including but not limited to: incorporation or other organization; a dissolution, assignment, sale, merger, or other action that would result in the emergence of a successor corporation; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this Judgment; or a change in the business name or address, at least thirty (30) days prior to such change, provided that, with respect to any such change in the business entity about which the Defendant learns less than thirty (30) days prior to the date such action is to take place, the Defendant shall notify the Plaintiff as soon as is practicable after obtaining such knowledge.

20. One hundred eighty (180) days after the date of entry of this Judgment, the Defendant shall provide a written report to the Plaintiff, which is true and accurate and sworn to under penalty of perjury, setting forth in detail the manner and form in which it has complied and is complying with this Judgment. This report shall include, but not be limited to: (1) a copy of each acknowledgment of receipt of this Judgment, obtained pursuant to the Section titled

“Distribution of Judgment;” and (2) any other changes required to be reported under Paragraph 19.

21. The Defendant shall notify the Plaintiff of the filing of a bankruptcy petition by Defendant within fifteen (15) days of filing.

22. For the purposes of this Judgment, the Defendant shall, unless otherwise directed by the Plaintiff’s authorized representatives, send by overnight courier all reports and notifications required by this Judgment to the Plaintiff, to the following address:

Office of the Attorney General of Tennessee

Consumer Advocate and Protection Division

c/o Deputy Attorney General

425 Fifth Avenue North, 2nd Floor Cordell Hull Building

Nashville, Tennessee 37243

or as subsequently directed by the Plaintiff. Provided that, in lieu of overnight courier, the Defendant may send such reports or notifications by first-class mail, but only if the Defendant contemporaneously sends an electronic version of such report or notification to the Plaintiff at:

brant.harrell@ag.tn.gov

or as subsequently directed by the Plaintiff.

23. For purposes of the compliance reporting and monitoring required by this Judgment, the Plaintiff is authorized to communicate directly with the Defendant unless or until the Defendant directs the Plaintiff to communicate with it through its outside legal counsel and identifies the name and contact information for said counsel. All communications to the Defendant related to this Judgment should go to the General Counsel of Skechers at the Defendant’s corporate headquarters, with a copy to Daniel Petrocelli, O’Melveny & Myers LLP, 1999 Avenue of the Stars, 7th Floor, Los Angeles, CA 90067.

RECORDKEEPING

24. For a period of five (5) years from the date of entry of this Judgment, the Defendant is hereby restrained and enjoined from failing to create and retain the following records:

(A)	Accounting records that reflect the cost of the Covered Product, revenues generated for the Covered Product, and, to the extent such records are created and maintained in the ordinary course of business, the disbursement of such revenues;

(B)	Personnel records accurately reflecting: the name, address, and telephone number of each person employed in any capacity by such business, including as an independent contractor; that person’s job title or position; the date upon which the person commenced work; and the date and reason for the person’s termination, if applicable; provided however, that with respect to those persons covered by Paragraph 24(B) whose employment has terminated, personnel records need only be retained for three (3) years from the date of termination;

(C)	Records accurately reflecting: the name, address and telephone number of each domestic distributor, domestic reseller, or domestic retailer of the Covered Product; the dollar amounts paid; and the identification and quantity of items purchased;

(D)	Customer files containing the names, addresses, telephone numbers, dollar amounts paid, quantity of Covered Product purchased, and description of items or services purchased, to the extent such information is obtained in the ordinary course of business;

(E)	Complaints and refund requests relating to any Covered Product (whether received directly or indirectly, such as through a third-party) and any responses to those complaints or requests;

(F)	Copies of all advertisements, promotional materials, sales scripts, training materials, web sites, or other marketing materials utilized in the advertising, marketing, promotion, offering for sale, sale, or distribution of any Covered Product. For purposes of this provision, keeping one representative copy of all non-identical materials referenced in this provision is sufficient for compliance;

(G)	All materials that were relied upon in making any representations contained in the materials identified in (F) above, including all documents evidencing or referring to the accuracy of any claim therein or to the benefits, performance, or efficacy of any Covered Product, including, but not limited to, all tests, reports, studies, demonstrations, or other evidence that confirms, contradicts, qualifies, or calls into question the accuracy of any claim regarding the benefits, performance, or efficacy of any products covered by this Judgment, including complaints and other communications with consumers or with governmental or consumer protection agencies;

(H)	Records accurately reflecting the name, address, and telephone number of each laboratory engaged in the testing or the development or creation of any testing obtained for the purpose of advertising, marketing, promoting, offering for sale, selling, or distributing any Covered Product; and

(I)	All records and documents necessary to demonstrate full compliance with each provision of this Judgment including, but not limited to, copies of acknowledgments of receipt of this Judgment required by the Sections titled “Distribution of Judgment” and “Acknowledgment of Receipt of Judgment” and all reports submitted to the Plaintiff pursuant to the Section titled “Compliance Reporting.”

DISTRIBUTION OF JUDGMENT

25. For a period of three (3) years from the date of entry of this Judgment, the Defendant shall deliver copies of this Judgment as directed below:

(A)	To each of its principals, officers, and directors having decision-making authority with respect to the subject matter of the Judgment;

(B)	To all of its employees, agents, and representatives having primary responsibilities with respect to the subject matter of the Judgment, including, but not limited to any individual and/or entity employed by the Defendant in conducting any tests, analyses, research, or studies to support any fitness benefit claims associated with Skechers Toning Footwear; and

(C)

For current personnel of the Defendant, delivery shall be within seven (7) days of entry of this Judgment. For new personnel of the Defendant, delivery shall occur prior to their assuming their responsibilities. For any business entity resulting from any change in structure set forth in

Paragraph 19 titled “Compliance Reporting,” delivery shall be at least fourteen (14) days prior to the change in structure.

26. The Defendant shall secure a signed and dated statement acknowledging receipt of the Judgment, within thirty (30) days of delivery, from all persons receiving a copy of the Judgment pursuant to this Section.

NOTIFICATION OF JUDGMENT

27. The Defendant shall send no later than fifteen (15) days after entry of this Judgment, by first-class mail, postage paid and return receipt requested, or by courier service such as Federal Express with signature proof of delivery, an exact copy of the notice attached hereto as Attachment A, showing the date of mailing, to each domestic distributor, domestic reseller, and domestic retailer who purchased or otherwise received any Covered Product directly from the Defendant and who continues to market, sell or offer for sale any Covered Product. The notice required by this Paragraph 27 shall not include any other document or enclosures and may be sent to the principal place of business of each such domestic distributor, domestic reseller or domestic retailer.

ACKNOWLEDGMENT OF RECEIPT OF JUDGMENT

28. The Defendant shall, within seven (7) business days of receipt of this Judgment after entry by the Court, submit to the Plaintiff a truthful sworn statement acknowledging receipt of this Judgment.

PAYMENT TO THE STATES

29. No later than thirty (30) days after the Effective Date of this Judgment, the Defendant shall pay a total amount of Five Million Dollars ($5,000,000) to be divided and paid by the Defendant directly to each Signatory Attorney General of the Multistate Working Group

in an amount to be designated by, and in the sole discretion of, the Multistate Executive Committee. No portion of any payment under the Judgment shall be deemed a payment of any fine, penalty, or punitive assessment.

30. Tennessee’s portion of the $5,000,000, as co-lead state, totals $404,863. Of the $404,863, retained by the State of Tennessee, $200,000 shall be allocated to the State of Tennessee – Office of the Attorney General to be used for consumer protection purposes or any other purpose allowed by law at the sole discretion of the Attorney General. $104,863 shall be allocated to the State of Tennessee – General Fund to be used for any purpose allowed by law. The remaining $100,000 shall be allocated to the State of Tennessee – Division of Consumer Affairs for consumer protection purposes or any other purpose allowed by law at the sole discretion of the Director of the Division of Consumer Affairs. Without excusing the Defendant’s obligation to pay, if the entire monetary amount anticipated by the State of Tennessee is not received, any monies received shall first be attributed in full to the Attorney General’s office, next in full to the Division of Consumer Affairs, and then to the General Fund. Further, if the State of Tennessee receives any additional monies beyond the amount set forth herein, legitimately obtained and not allocated to be paid to other States, such as interest accrued or for any other reason, it shall be retained by the Attorney General and used for any lawful purpose at the Attorney General’s sole discretion.

GENERAL PROVISIONS

31. The acceptance of this Judgment by the Plaintiff shall not be deemed approval by the Plaintiff of any of the Defendant’s advertising or business practices. Further, neither the Defendant nor anyone acting on its behalf shall state or imply, or cause to be stated or implied, that the Plaintiff or any other governmental unit of the State has approved, sanctioned or authorized any practice, act, advertisement or conduct of the Defendant.

32. This Judgment may only be enforced by the Plaintiff, the Defendant, and this Court.

33. The titles and headers to each section of this Judgment are for convenience purposes only and are not intended by the parties to lend meaning to the actual provisions of the Judgment.

34. Nothing in this Judgment shall limit the Plaintiff’s right to obtain information, documents or testimony from the Defendant pursuant to any state or federal law, regulation or rule.

35. Nothing in this Judgment shall be construed to limit the authority of the Attorney General to protect the interests of the State or consumers. This Judgment shall not bar the Plaintiff, or any other governmental entity from enforcing laws, regulations or rules against the Defendant.

36. No waiver, modification, or amendment of the terms of this Judgment shall be valid or binding unless made in writing, agreed to by both parties, and approved by this Court and then only to the extent specifically set forth in such written waiver, modification or amendment.

37. Any failure by any party to this Judgment to insist upon the strict performance by any other party of any of the provisions of this Judgment shall not be deemed a waiver of any of the provisions of this Judgment, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Judgment. For the Plaintiff, this shall be without prejudice in the future to the imposition of any applicable penalties, including but not limited to contempt, civil penalties as set forth in Tennessee Code Annotated § 47-18-108(c) and/or the payment of attorneys’ fees to the Plaintiff, and any other remedies under applicable state law.

38. If any clause, provision or section of this Judgment shall, for any reason, be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect any other clause, provision or section of this Judgment and this Judgment shall be construed and enforced as if such illegal, invalid or unenforceable clause, section or other provision had not been contained herein.

39. Time shall be of the essence with respect to each provision of this Judgment that requires action to be taken by the Defendant within a stated time period or upon a specified date.

40. Nothing in this Judgment shall be construed to waive any claims of Sovereign Immunity the Plaintiff may have.

41. Aside from the consumer payments provision which refers to the Federal Trade Commission’s Stipulated Judgment amount for consumer payments, this Judgment sets forth the entire agreement between the parties, and there are no representations, agreements, arrangements, or understanding, oral or written, between the parties relating to the subject matter of this Judgment which are not fully expressed hereto or attached hereto.

42. The Defendant shall not participate, directly or indirectly, in any activity or form a separate entity or corporation for the purpose of engaging in acts or practices in whole or in part in the State which are prohibited in this Judgment or for any other purpose which would otherwise circumvent any part of this Judgment or the spirit or purposes of this Judgment.

43. If the Defendant has provided the Plaintiff with certain documents, advertisements, and contracts, the Defendant acknowledges and agrees that providing these documents to the Plaintiff in no way constitutes the Plaintiff’s pre-approval, review for compliance with state or federal law, or with this Judgment, or a release of any issues relating to such documents.

44. The Defendant further agrees to execute and deliver all authorizations, documents and instruments which are necessary to carry out the terms and conditions of this Judgment.

45. This document may be executed in any number of counterparts and by different signatories on separate counterparts, each of which shall constitute an original counterpart hereof and all of which together shall constitute one and the same document. One or more counterparts of this Judgment may be delivered by facsimile or electronic transmission with the intent that it or they shall constitute an original counterpart thereof.

46. The terms of this Judgment shall be governed by the laws of the State of Tennessee.

MONITORING FOR COMPLIANCE

47. Upon request, the Defendant shall provide books, records or documents to the Plaintiff, and shall informally, or formally under oath, provide testimony or other information to the Plaintiff relating to compliance with this Judgment. The Defendant shall make any requested information available within fourteen (14) days of the request, at the Office of the applicable State Attorney General or at such other location within the State as is mutually agreed in writing by the Defendant and the applicable Attorney General. This shall in no way limit the Plaintiff’s right to obtain documents, records, testimony or other information pursuant to any law, regulation, or rule.

COMPLIANCE WITH ALL LAWS

48. Nothing in this Judgment shall be construed as relieving the Defendant of the obligation to comply with all state and federal laws, regulations, or rules, nor shall any of the provisions of this Judgment be deemed to be permission to engage in any acts or practices prohibited by such laws, regulations, or rules.

RELEASE

49. Nothing in this Judgment shall impair or limit the private right of action that any consumer, person, or entity may have against the Defendant.

50. By execution of this Judgment and following a full and complete payment to the States as required under Paragraph 29, as well as a full and complete payment to the Federal Trade Commission for consumer payments as required under Paragraph 18, the Attorney General of the State of Tennessee releases and forever discharges the Defendant, as defined above, from the following: all civil claims, causes of action, damages, consumer payments, fines, costs, and penalties that the Tennessee Attorney General could have asserted against the Defendant, as defined above, under the Tennessee Consumer Protection Act of 1977, as amended, resulting from the Covered Conduct up to and including the Effective Date that is the subject of this Judgment.

51. Notwithstanding any term of this Judgment, any and all of the following forms of liability are specifically reserved and excluded from the Release in Paragraph 50 as to any entity or person, including the Defendant:

(A)	Any criminal liability that any person or entity, including the Defendant, has or may have to the State of Tennessee.

(B)	Any civil or administrative liability that any person or entity, including the Defendant, has or may have to the State of Tennessee under any statute, regulation or rule not expressly covered by the Release in Paragraph 50 above, including but not limited to, any and all of the following claims:

(i)	State or federal antitrust violations;

(ii)	State or federal securities violations; or

(iii)	State or federal tax claims.

COURT COSTS

52. All court costs associated with this action and any other incidental costs or expenses incurred in this action thereby shall be borne by the Defendant. No costs shall be taxed to the State. Further, no discretionary costs shall be taxed to the State.

PENALTY FOR FAILURE TO COMPLY

53. Pursuant to Tennessee Code Annotated § 47-18-108(c), any knowing violation of the terms of the injunction contained in this Judgment shall be punishable by a civil penalty of not more than two thousand dollars ($2,000), recoverable by the State for each violation, in addition to any other appropriate relief.

OTHER

54. This Consent Judgment is expressly contingent on court approval of the FTC’s Stipulated Final Judgment and Order for Permanent Injunction and Other Equitable Relief and complete payment of $40,000,000 under the FTC’s Stipulated Final Judgment and Order for Permanent Injunction and Other Equitable Relief. If the FTC’s Stipulated Final Judgment and Order for Permanent Injunction and Other Equitable Relief is not approved, this Consent Judgment shall be without force or effect on either party.

IT IS SO ORDERED, ADJUDGED, AND DECREED.

This the 16th day of May, 2012.

/s/ Hamilton Gayden
JUDGE HAMILTON GAYDEN, JR. First Circuit Court Twentieth Judicial District

APPROVED AND AGREED TO:

/s/ R E Cooper, Jr

ROBERT E. COOPER, JR., B.P.R. No. 10934

Attorney General and Reporter

/s/ Brant Harrell

BRANT HARRELL, B.P.R. No. 024470

Assistant Attorney General

Office of the Tennessee Attorney General

Consumer Advocate and Protection Division

Post Office Box 20207

Nashville, Tennessee 37202-0207

Phone: (615) 741-3549

Facsimile: (615) 532-2910

Email: brant.harrell@ag.tn.gov

Attorneys for the State of Tennessee

APPROVED AND AGREED TO:

FOR DEFENDANT:

SKECHERS USA, INC., d/b/a Skechers

By:	/s/ David Weinberg
DAVID WEINBERG Executive Vice President SKECHERS USA, INC., d/b/a Skechers 228 Manhattan Beach Boulevard Manhattan Beach, CA 90266

APPROVED AND AGREED TO:

DEFENDANT’S COUNSEL OF RECORD:

By:	/s/ Charles Bone

CHARLES ROBERT BONE

B.P.R. No. 021161

Bone McAllester Norton, PLLC

Nashville City Center, Suite 1600

511 Union Street

Nashville, Tennessee 37219

Phone: (615) 238-6394

Facsimile: (615) 238-6301

crb@bonelaw.com

REPRESENTATIVES OF SKECHERS U.S.A., INC.:

DANIEL M. PETROCELLI

JEFFREY A. BARKER

MARYANNE S. KANE

O’Melveny & Myers LLP

1999 Avenue of the Stars, 7th Floor

Los Angeles, CA 90067

Phone: (310) 553-6700

Fax: (310) 246-6779

dpetrocelli@omm.com

jbarker@omm.com

makane@omm.com

ATTACHMENT A

[On Skechers USA, Inc., Letterhead]

[Insert Date]

[Addressee]

Dear Skechers USA, Inc., Retail Business Partner:

In response to a lawsuit by the Federal Trade Commission (FTC) and separate lawsuits brought by a group of state attorneys general, Skechers has agreed to stop making certain claims for the following footwear products: Shape-ups, the Resistance Runner, Toners, and Tone-ups.

Although we dispute the charges, to settle the FTC’s and the states’ cases against us, Skechers has agreed to stop using advertising or promotional materials claiming that any of our footwear products can:

•	Improve or increase muscle tone and muscle strength;

•	Improve or increase overall circulation or aerobic conditioning;

•	Result in increased weight loss or loss of body fat; and/or;

•	Result in improvement or reduction in body composition.

In addition to the above, Skechers has agreed to stop using advertising or promotional materials claiming that the Resistance Runner improves or increases muscle activation.

Please take these three steps immediately:

(1)	If you have materials on display (POS, posters, etc.) that include any of these claims, please remove them.

(2)	Where these claims appear on boxes, please cover them with stickers that Skechers will provide.

(3)	If inserts in boxes or footwear hangtags include any of these claims, please remove them.

We are actively pursuing additional studies in the marketplace. We look forward to sharing these details with you as they become available.

You can find out more about the settlement at www.ftc.gov. Please call [Insert name and telephone numbers of the responsible Skechers USA, Inc., Attorney or Officer.] if you have any questions.

Skechers thanks you for your business and greatly appreciates your cooperation in this matter.

Sincerely,

Skechers USA, Inc.

SCHEDULE TO EXHIBIT

This Schedule of additional States, including the District of Columbia, in which substantially identical Consent Judgments have been approved is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purposes of setting forth the material details in which these Consent Judgments differ from the Consent Judgment filed herewith as Exhibit 10.2.

States including District of Columbia	Dates of Court Entry of Consent Judgments	Amounts Received by States under Consent Judgments
Alaska	5/18/2012	$71,001
Arizona	5/21/2012	$115,140
Arkansas	5/16/2012	$84,254
California	5/18/2012	$290,574
Colorado	5/21/2012	$96,951
Connecticut	6/12/2012	$88,208
Delaware	6/1/2012	$72,129
District of Columbia	6/21/2012	$70,349
Florida	5/24/2012	$179,701
Georgia	5/29/2012	$124,942
Hawaii	6/4/2012	$74,907
Idaho	5/29/2012	$76,152
Illinois	5/16/2012	$153,826
Indiana	5/16/2012	$105,691
Iowa	5/16/2012	$85,037
Kansas	5/16/2012	$83,876
Kentucky	5/25/2012	$92,806
Maine	5/23/2012	$74,715
Maryland	6/8/2012	$111,424
Massachusetts	5/29/2012	$106,075
Michigan	5/16/2012	$126,119
Mississippi	5/16/2012	$84,562
Missouri	5/16/2012	$102,718
Montana	5/21/2012	$72,678
Nebraska	5/16/2012	$77,707
Nevada	5/22/2012	$82,960
New Jersey	5/16/2012	$119,559
New Mexico	6/5/2012	$79,106
New York	6/15/2012	$183,167
North Carolina	5/16/2012	$124,027
North Dakota	5/21/2012	$70,775
Ohio	5/22/2012	$156,050
Oklahoma	5/16/2012	$89,273
Oregon	5/16/2012	$89,752
Pennsylvania	5/17/2012	$143,056
Rhode Island	6/11/2012	$73,058
South Carolina	6/4/2012	$104,525
South Dakota	5/16/2012	$71,625
Vermont	5/22/2012	$70,493
Virginia	5/17/2012	$114,807
Washington	5/16/2012	$117,138
West Virginia	5/16/2012	$77,867
Wisconsin	6/5/2012	$110,904